Exhibit 16.1

New York Office
7 Penn Plaza, Suite 830
New York, NY 10001
T 212.279.7900

May 13, 2022

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Commissioners:

We have read Item 16F of the Form 20-F for the year ended December 31, 2021 dated May 13, 2022 of AirNet Technology Inc. and are in agreement with the statements contained therein concerning Marcum Bernstein & Pinchuk. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

/s/ Marcum Bernstein & Pinchuk LLP

Marcum Bernstein & Pinchuk LLP

www.marcumbp.com